ACQUISITION AGREEMENT


                                    BY AND AMONG


                                  SEATTLE CRAB CO.,


                               NPC INTERNATIONAL, INC.


                                         and


                                   SKIPPER'S, INC.





                                     Dated as of


                                   MARCH 25, 1996





          TABLE OF CONTENTS
                                                                       Page


          1.   PURCHASE AND SALE OF STOCK...............................  1

               A.   Basic Transaction...................................  1
               B.   Initial Purchase Price..............................  2
               C.   Contingent Purchase Price...........................  2
               D.   Closing.............................................  2
                    1.     The Closing Date.............................  2
                    2.     Actions and Deliveries by the Seller.........  2
                    3.     Actions and Deliveries by the
                           Buyer at the Closing.........................  3
                    4.     Actions and Deliveries by SKIPPER'S
                           at the Closing...............................  4
                    5.     Further Action and Deliveries
                           at the Closing...............................  4
               E.   Post Closing Cash Reconciliation....................  4
               F.   Treatment of Certain Assets and Liabilities.........  5
               G.   Leased Non-Operating Properties.....................  5
               H.   Rebates.............................................  5

          2.   REPRESENTATIONS AND WARRANTIES OF BUYER..................  5

               A.   Organization, Standing and Corporate Power..........  5
               B.   Authority and Capacity..............................  6
               C.   Authorization of Agreements.........................  6
               D.   Execution, Delivery and Performance.................  6
               E.   Finder's Fee........................................  6
               F.   Insurance............................................ 6

          3.   REPRESENTATIONS AND WARRANTIES OF SKIPPER'S AND SELLER.... 6

               A.   Organization, Standing and Power..................... 7
               B.   Authority and Capacity............................... 7
               C.   Compliance with Laws and Other Instruments............8
               D.   Subsidiaries..........................................8
               E.   Assets of SKIPPER'S................................   8
               F.   The Stock............................................ 9
               G.   Inventory............................................ 9
               H.   Accounts Receivable................................   9
               I.   Financial Statements................................  9
               J.   Liabilities......................................... 10
               K.   Absence of Certain Changes or Events................ 10
               L.   Tax Matters......................................... 12
                    1.  Definitions..................................... 12
                    2.  Representations and Warranties of Seller........ 12
               M.   Litigation.......................................... 14
               N.   Agreements, Arrangements, Etc....................... 14
               O.   Government Permits.................................. 15
               P.   Trade Rights........................................ 15
               Q.   Insurance Policies.................................. 15
               R.   Employees........................................... 16
               S.   Employee Benefit Plans, Etc......................... 16
               T.   Suppliers........................................... 17
               U.   Purchase and Sale Obligations....................... 17
               V.   Powers of Attorney.................................. 17
               W.   No Change of Control Provisions..................... 17










               X.   No Finder's Fee..................................... 17
               Y.   Environmental Compliance Matters.................... 18
               Z.   Letters of Credit................................... 18
               AA.  Labor Relations..................................... 18
               BB.  Accuracy of Other Information....................... 18
               CC.  Franchise Matters................................... 18

          4.   CONDUCT AND TRANSACTIONS PRIOR TO CLOSING................ 19

               A.   Investigation....................................... 19
               B.   Operation of SKIPPER'S Business Pending Closing..... 20
               C.   Conduct............................................. 22
               D.   Non-Disclosure or Use of Information................ 22
               E.   Governmental and Third Party Consents and Approvals  22

          5.   POST-CLOSING COVENANTS................................... 23

               A.   General............................................. 23
               B.   Transition.......................................... 23
               C.   Confidentiality..................................... 24
               D.   Noncompetition...................................... 24
               E.   Franchising......................................... 24
               F.   Administrative Services............................. 24

          6.   CONDITIONS OF PURCHASE AND SALE.......................... 24

               A.   Conditions to Obligations of the Buyer.............. 24
                    1.   Representations and Warranties of the
                         Seller and SKIPPER'S To Be True................ 24
                    2.   Statutory Requirements......................... 25










                    3.   No Proceedings................................  25
                    4.   Certificates................................... 25
                    5.   Form of Schedules.............................. 25
                    6.   Delivery of Ancillary Agreements and Other
                         Instruments.................................... 26
                    7.   Dividends...................................... 26
                    8.   Due Diligence................................   26
                    9.   Financing...................................... 26
                   10.   Insurance...................................... 26

               B.   Conditions to Obligations of the Seller............. 26

                    1.   Representations and Warranties of the
                         Buyer To Be True............................... 26
                    2.   Statutory Requirements......................... 27
                    3.   No Proceedings................................  27
                    4.   Certificates................................... 27
                    5.   Delivery of Ancillary Agreements and
                         Other Instruments.............................. 27
                    6.   Boards of Directors' Approval.................. 27
                    7.   Lender Consents................................ 27



          7.    FURTHER AGREEMENTS OF THE PARTIES....................... 27

               A.   Additional Agreements............................... 27
               B.   Further Agreements of the Seller.................... 28
               C.   Confidentiality..................................... 28
               D.   Section 338(h)(10) Election......................... 29











          8.   NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
               INDEMNITY................................................ 29

               A.   Nature and Survival of Representations and
                    Warranties...........................................29
               B.   Indemnification by the Seller....................... 30
               C.   Indemnification by the Buyer........................ 31
               D.   Right to Defend, Etc................................ 32
               E.   Subrogation......................................... 33

          9.   TERMINATION.............................................. 33

               A.   Termination of Agreement............................ 33
               B.   Effect of Termination............................... 34


         10.   TAXES.................................................... 35

               Payment of Taxes, Filing of Returns...................... 35

         11.   DEFINITIONS.............................................. 35

               A.   Definitions......................................... 35


         12.   GENERAL PROVISIONS....................................... 37

               A.   Survival............................................ 37
               B.   Expenses............................................ 37
               C.   Modification; Waiver................................ 37
               D.   Counterparts........................................ 37
               E.   No Third-Party Beneficiaries........................ 37
               F.   Assignment.......................................... 37
               G.   Attorneys' Fees..................................... 38
               H.   Notices............................................. 38
               I.   Entire Agreement.................................... 39










               J.   Headings............................................ 39
               K.   Singular and Plural; Gender......................... 39
               L.   Governing Law....................................... 39
               M.   Arbitration......................................... 39
               N.   Severability........................................ 39
               O.   Confidential Information............................ 40
               P.   Specific Performance................................ 40
               Q.   Publicity........................................... 40
               R.   Rights Cumulative................................... 40
               S.   Time of the Essence................................  40









































                                ACQUISITION AGREEMENT



               This Acquisition  Agreement (the  "Agreement") is  made  and entered into as  of 12:01 a.m.  March 25,  1996, (the  "Effective

          Date") by and  among Seattle Crab  Co., a Washington  corporation

          ("Buyer"),  NPC   International,  Inc.,   a  Kansas   corporation

          ("Seller")  and   Skipper's,  Inc.,   a  Washington   corporation

          ("SKIPPER'S").



                                   R E C I T A L S


               WHEREAS, Seller  owns  all  of the  issued  and  outstanding shares of capital stock  of SKIPPER'S, consisting  of 1 share  of common stock, $1.00 par value; and

               WHEREAS, SKIPPER'S is engaged  in the business of  operating and franchising quick service seafood restaurants (the "SKIPPER'S

          Business"), and in connection with  the conduct of the  SKIPPER'S

          Business, SKIPPER'S owns and  leases interests in real  property,

          contract rights, franchise  rights, proprietary rights,  accounts receivable and other tangible,  intangible and fixed assets  used in the ordinary course of the conduct of the SKIPPER'S  Business;

          and

               WHEREAS, the Seller agrees that it is in the best interests of Seller that this Agreement be consummated, and to that end has authorized and directed the full cooperation of SKIPPER'S and its












          directors, officers,  employees,  agents and  representatives  in carrying out the terms and provisions of this Agreement; and

               WHEREAS, the Buyer agrees to purchase and acquire the  Stock from the Seller and  the Seller agrees  to sell, convey,  assign,

          transfer and deliver to the Buyer the Stock, all according to the terms and conditions contained herein.

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants and provisions herein contained, and subject  to the terms and conditions set forth  herein, the parties agree  as follows:

               PURCHASE AND SALE OF STOCK

               A.   Basic Transaction.  On  and subject  to the  terms and

          conditions of this  Agreement, the Buyer  shall acquire from  the

          Seller, and the Seller shall  sell, convey, assign, transfer  and deliver to the Buyer the Stock for the consideration specified in

          Section 1.B below.

               B.   Initial Purchase Price.  The Buyer  agrees to purchase

          the Stock  for the  sum of  SEVEN  MILLION SIX  HUNDRED  THOUSAND

          DOLLARS ($7,600,000)  (the "Initial  Purchase  Price").   At  the

          Closing, as defined herein, the Buyer shall pay to the Seller  an amount equal to the Initial Purchase Price in cash.

               C.   Contingent Purchase Price.  In addition,  Buyer agrees

          to pay to Seller an amount  (the "Contingent Purchase Price")  on the sale of (a) a controlling interest in SKIPPER'S or (b) all or substantially all the assets of  SKIPPER'S (the "Sale") equal  to








          the lessor of  (i) Nine  Hundred Thousand  Dollars ($900,000)  or

          twenty percent (20%) of the Profit (as defined below) if the Sale occurs within the first twelve months following the Closing; (ii)

          Nine Hundred Thousand Dollars ($900,000) or fifteen percent (15%)

          of the Profit if  the Sale occurs after  month twelve but  before the date which is 24 months following the Closing, or (iii)  Nine

          Hundred Thousand Dollars ($900,000) or  five percent (5%) of  the

          Profit if  the  Sale occurs  after  the twenty-fourth  month  but before the date which is thirty-six months following the Closing.

          Profit  for  the  purpose  of  this  calculation  shall  be   the

          difference between the  consideration paid  in the  Sale and  the

          Initial Purchase Price.

               D.   Closing.

                    1.   The Closing Date.  The Closing (the "Closing") of

          the purchase and  sale of the  Stock shall take  place on May  6,

          1996 at 10:00  a.m. in  the offices of  Graham &  Dunn, 1420  5th

          Avenue, 33rd Floor,  Seattle, Washington unless  another date  or

          place is agreed to in  writing by the parties.   The date of  the

          Closing is herein referred to as the "Closing Date."

                    2.   Actions and  Deliveries by  the  Seller.   At  the

          Closing, the Seller shall deliver to the Buyer and SKIPPER'S  the

          following  instruments   in   form   and   substance   reasonably

          satisfactory to the Buyer:












                         (a)  any governmental  and third  party  consents,

          approvals, assurances or UCC termination statements necessary for the consummation by the  Seller of the transactions  contemplated by this Agreement or as may  be required to permit the Seller  to transfer the Stock to Buyer, provided, however, Buyer, Seller and

          SKIPPER'S shall fully  cooperate and be  jointly responsible  for

          obtaining  any  and  all   approvals  from  the  various   state,

          provincial and local authorities required for the transfer of the beer and wine licenses used in  the SKIPPER'S Business with  such costs to be assumed by Buyer;

                         (b)  the  opinions  of  Preston  Gates  &   Ellis,

          special counsel for SKIPPER'S, and  Shook Hardy & Bacon,  L.L.P.,

          special counsel for the Seller, dated as of the Closing Date;

                         (c)  a  certificate  of  the  Seller  meeting  the

          requirements of Section 6.A.4 hereof;

                         (d)  Estoppel    Certificates    (the    "Estoppel

          Certificates") and such further certificates, consents and  other documents as may be reasonably required  for the Seller to  carry out the terms  of this Agreement  including, without  limitation,

          evidence of the satisfaction of  all of the conditions  precedent set forth in Section 6.A hereto.

                         (e)  a certificate representing the Stock with  an

          assignment separate  from  certificate  executed  in  blank  with respect thereto, or  other satisfactory  instruments to  evidence the transfer  to the  Buyer of  its  beneficial interest  in  the

          Stock;









                         (f)  a     non-competition     agreement      (the

          "Noncompetition Agreement");

                         (g)  an  administrative  services  agreement  (the

          "Administrative Services Agreement");

                         (h)  a lease indemnification agreement (the "Lease

          Indemnification Agreement");

                         (i)  a   liability   assumption   agreement   (the

          "Liability Assumption Agreement");

                         (j)  the Schedules; and

                         (k)  the   Environmental   Compliance    Agreement

          referred to in Section 3.2.

                    3.   Actions  and  Deliveries  by  the  Buyer

          At the Closing. At the closing, the  Buyer shall deliver to Seller

          following  instruments   in   form   and   substance   reasonably

          satisfactory to Seller:

                         (a)  the consideration  specified in  Section  1.B

          above, by means of a bank cashiers check, or by wire transfer  to an account designated by the Seller;

                         (b)  a  certificate  of  the  Buyer  meeting   the

          requirements of Section 6.B.4 hereof;

                         (c)  such further certificates, consents and other

          documents as may be  reasonably required for  the Buyer to  carry out the terms of  this Agreement, including, without  limitation,

          evidence of  the satisfaction  of  all conditions  precedent  set forth in Section 6.B hereof;









                         (d)  any governmental  and third  party consents,

          approvals or  assurances necessary  for the  consummation by  the

          Buyer of the transactions contemplated by this Agreement;

                         (e)  an opinion of Graham & Dunn, counsel for  the

          Buyer, dated as of the Closing Date; and

                         (f)  the Environmental Compliance Agreement.

                    4.   Actions  and  Deliveries   by  SKIPPER'S  at   the

          Closing.  At  the Closing, SKIPPER'S  shall deliver  to Buyer  or

          Seller, as the  case may be,  the following  instruments in  form reasonably satisfactory to Buyer or Seller as the case may be:

                         (a)  an Employment Agreement  executed by Paul  A.

          Baird, President of SKIPPERS;

                         (b)  the Non-Competition Agreement;

                         (c)  the Administrative Services Agreement;

                         (d)  the Lease Indemnification Agreement;

                         (e)  the Liability Assumption Agreement;

                         (f)  the Schedules;

                         (g)  the Environmental Compliance Agreement; and

                         (h)  a  certificate  of   SKIPPER'S  meeting   the

          requirements of Section 6.A.4 hereof.

                    5.   Further Action and Deliveries at the Closing.  In

          addition to the foregoing, each of the parties shall execute  and deliver such consents, certificates and other documents as may be required pursuant to, or for it  to carry out the terms of,  this

          Agreement.








               E.   Post  Closing   Cash  Reconciliation.     Between  the

          Effective Date and  the Closing,  Seller will  continue to  sweep cash from the cash depository accounts of SKIPPER'S into Seller's bank accounts and  disburse cash from  Seller's bank accounts  to fund all checks written by SKIPPER'S that clear the bank  account

          of SKIPPER'S  through  the  date of  Closing.    Within  15  days

          following the  Closing,  Seller shall  prepare  detailed  reports showing all such cash  transactions between Seller and  SKIPPER'S

          (the "reports").

               The reports will provide  detail of each  item of cash  that has been  transferred  between  Seller  and  SKIPPER'S  from  the

          Effective Date  through the  Closing Date.    Each item  will  be

          assigned to either SKIPPER'S or Seller  pursuant to the terms  of this Agreement and the Ancillary Agreements. All deposits will be assigned to SKIPPER'S except  those specifically relating to  the

          Non-Operating Properties referred  to in Section  1.G.  Any  cash advanced by Seller that is used to pay for items that remain  the

          obligation  of  Seller  will  be   charged  to  Seller.     These

          obligations include  but are  not limited  to those  outlined  in

          Sections 1.F relating to liabilities  assumed by Seller and  1.G.

          relating to Non-Operating Properties retained by Seller.

               The net cash deposited in Seller's  bank accounts  that is

          attributable  to   SKIPPER'S   less  cash   advances   that   are

          attributable to SKIPPER'S will be remitted by Seller to SKIPPER'S within 15 days of delivery of such detailed reports.










               F.   Treatment of  Certain Assets  and Liabilities.   Those

          assets of  SKIPPER'S listed  on Exhibit A , attached  hereto and incorporated herein by reference (the "Seller Assets"), shall  be transferred, assigned and conveyed to Seller prior to Closing  by

          SKIPPER'S by way of a dividend all costs and expenses incurred by

          SKIPPER'S before the Effective Date relating to the Seller Assets

          shall be the responsibility of Seller.   Seller agrees to  assume

          at  Closing  and  be  responsible  for  certain  liabilities   of

          SKIPPER'S as  of the  Effective Date  pursuant to  the  Liability

          Assumption Agreement.  Those liabilities of SKIPPER'S not assumed by Seller under the Liability  Assumption Agreement or the  Lease

          Indemnification Agreement  shall  remain  the  responsibility  of

          SKIPPER'S.

               G.   Leased Non-Operating Properties.  Seller shall be fully

          responsible for any and all payments and obligations relating  to

          the  properties  listed  on   Exhibit  B,  attached  hereto  and

          incorporated   herein    by   reference    (the    "Non-Operating

          Properties")pursuant to the Lease Indemnification Agreement.  All rents from tenants of the Non-Operating Properties shall be  paid to Seller and Seller shall make  any and all payments to  lessors or other parties required under the leases for the  Non-Operating

          Properties under the Lease Indemnification Agreement.

               H.   Rebates.  Seller  shall pay to  SKIPPER'S by the  tenth

          (10th) day of the  following month the amount  of any rebates  or








          other payments received  by Seller from  vendors relating to  the

          SKIPPER'S Business other than rebates or payments which relate to

          Seller Assets.

          2.   REPRESENTATIONS AND WARRANTIES OF BUYER.

               Buyer represents and warrants to Seller that each and all of the statements in this Section 2  are true, correct and  complete as of the date of this  Agreement, and will be true, correct  and complete as of the Closing Date:

               A.   Organization, Standing and Corporate Power.  The Buyer

          is a corporation  duly organized,  validly existing  and in  good standing  under  the  laws  of  the  State  of  Washington,  with requisite corporate power and authority to own its properties and assets and  carry on  its business  as proposed  to be  conducted

          immediately following  the  Closing  Date.   The  copies  of  the

          Articles of Incorporation and Bylaws of  the Buyer which will  be delivered to the Seller  prior to Closing  are true and  complete and will not be amended or repealed prior to Closing.

               B.   Authority  and  Capacity.    The  Buyer  has  requisite

          corporate power and authority to enter into, execute and  deliver this Agreement and each of the  Ancillary Agreements to which  it

          is  a  party  and  to  perform  its  obligations  hereunder   and

          thereunder.  Buyer need not give  any notice to, make any  filing with, or obtain  any authorization,  consent or  approval of  any government or  governmental agency  in  order to  consummate  the transactions contemplated  by this  Agreement and  the  Ancillary









          Agreements other than as may be required for state or local  beer and wine licenses.

               C.   Authorization  of  Agreements.    The   execution  and

          delivery of this Agreement and  the Ancillary Agreements and  the performance by  the  Buyer  of  its  obligations  and  agreements hereunder  and  thereunder  have  been  duly  authorized  by  all necessary corporate action.  The Buyer  has taken, and shall  use all reasonable efforts  to take prior  to the  Closing Date,  all other actions and will obtain all  consents required on its  part by law and its Articles of  Incorporation and Bylaws in order  to consummate the transactions contemplated hereby and thereby.

               D.   Execution, Delivery  and Performance.   This Agreement

          constitutes the valid and binding obligations of the Buyer and is

          enforceable  in  accordance  with  its  terms.    The   Ancillary

          Agreements, to the extent applicable, will at Closing, constitute

          the  valid  and  binding  obligations   of  Buyer  and  will   be

          enforceable  in   accordance  with   their  terms,   subject   to

          bankruptcy,  insolvency,  fraudulent  transfer,   reorganization,

          moratoriums and similar laws affecting creditors rights generally and general equity principles.

               E.   Finder's Fee.  Buyer shall be fully responsible for any

          and all finder, broker,  agent or other  party due any  brokerage fee, commission,  finder's fees  or  investment banking  fees  in connection with this Agreement  or the transactions  contemplated










          hereby other than any  such broker or agent  known to Seller  and not disclosed to Buyer.

               F.   Insurance.    Buyer  shall   have  all  necessary   and

          customary liability, fire and other insurance policies  necessary for operation  of  the  SKIPPER'S Business  in  place,  all  such policies to be effective as of the Effective Date.

          3.   REPRESENTATIONS AND WARRANTIES OF SKIPPER'S AND SELLER

               SKIPPER'S and the Seller represent and warrant to the  Buyer that the statements contained in this Section 3 are true, correct and complete as of the Effective  Date and will be true,  correct and complete as of the Closing Date as though made on and through

          the Closing  Date except  as set  forth in  the Schedules.    The

          Schedules shall be delivered  to Buyer prior  to the Closing  and

          shall be true, correct and complete as of the Closing Date.   The

          Schedules (if any)  correspond to the  numbered paragraphs  below set forth in  this Section  3.  Nothing  in a  Schedule shall  be deemed adequate to disclose an  exception to a representation  or warranty made herein, however, unless the Schedule identifies the

          exception  with  reasonable   particularity  and  describes   the

          relevant facts  in  reasonable  detail.    Without  limiting  the

          generality of the foregoing, the mere listing (or inclusion of  a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein

          (unless the  representation  or  warranty  has  to  do  with  the existence of a document or other item itself).










               A.   Organization, Standing and Power.  Seller and SKIPPER'S

          are corporations  duly organized,  validly existing  and in  good standing under the laws  of the State  of Kansas and  Washington,

          respectively, have requisite corporate power and authority to own their properties  and  assets  and carry  on  their  business  as presently conducted, are  duly qualified  to transact  intrastate business and are  qualified as  foreign corporations  and are  in good standing  in  each  jurisdiction  where  their  business  so requires.  The jurisdictions listed on Schedule 3.A are the only jurisdictions in which  the nature of  the SKIPPER'S Business  or its properties make such qualification necessary.  The copies  of the Articles of Incorporation and Bylaws of Seller and  SKIPPER'S

          which will be delivered  to the Buyer prior  to Closing are  true and complete  and  will  not be  amended  or  repealed  prior  to

          Closing.

               B.   Authority and Capacity.  Seller and SKIPPER'S have the

          requisite corporate power  and authority to  enter into,  execute and deliver this Agreement and  each of the Ancillary  Agreements to which  they  are a  party  and to  perform  their  obligations

          hereunder and thereunder.   The  execution and  delivery of  this

          Agreement has been and each of the Ancillary Agreements will  be,

          and the consummation of the transactions contemplated hereby  and thereby by Seller and SKIPPER'S,  will have been duly  authorized

          by all necessary  corporate action.   Seller  and SKIPPER'S  have

          taken, and shall use all reasonable efforts to take prior to  the









          Closing Date, all  other actions and  have obtained all  consents required on their part by law and their Articles of Incorporation and Bylaws in order  to consummate the transactions  contemplated

          hereby  and  by  the   Ancillary  Agreements.    This   Agreement

          constitutes the  valid and  binding obligation  of SKIPPER'S  and

          Seller and  is enforceable  in accordance  with its  terms.   The

          Ancillary Agreements will, at  Closing, constitute the valid  and

          binding  obligations  of  Seller   and  SKIPPER'S  and  will   be

          enforceable  in   accordance  with   their  terms,   subject   to

          bankruptcy,  insolvency,  fraudulent  transfer,   reorganization,

          moratorium and similar laws affecting creditors rights  generally

          and general equity  principles.   Seller and  SKIPPER'S need  not

          give  any  notice  to,  make  any  filing  with,  or  obtain  any

          authorization,  consent  or   approval  of   any  government   or

          governmental agency  in  order  to  consummate  the  transactions contemplated by this Agreement and the Ancillary Agreements other than as  may  be  required  for state  or  local  beer  and  wine licenses.

               C.   Compliance  with  Laws  and  Other  Instruments.    The

          business and operations of the  SKIPPER'S Business have been  and

          are  being  conducted  substantially   in  accordance  with   all

          applicable federal, state and local laws, rules and regulations.

               D.   Subsidiaries.    SKIPPER'S  does  not  own  nor  is  it

          obligated to  acquire  an  ownership  interest  in,  directly  or indirectly,  any  shares  of  stock  or  any  other  security  or









          financial interest in any other Person,  other than as set  forth on Schedule 3.D.

               E.   Assets of  SKIPPER'S.   SKIPPER'S  has  and will  have

          immediately prior to  the Closing, good  and marketable title  to all of the properties and assets, including leasehold  interests,

          used in the conduct of the SKIPPER'S Business, wherever  located,

          free and clear of all Liens, encumbrances and restrictions, other than as set forth on Schedule 3.E.

                    1.   Schedule  3.E.1  is  a  complete  itemization  and

          description of all Trade Rights which  are used in the  SKIPPER'S

          Business.  To the  best knowledge of Seller,  no third party  has interfered with,  infringed  upon, misappropriated  or  otherwise come into conflict with the Trade Rights, except as set forth  on

          Schedule 3.E.1.

                     2.   Schedule 3.E.2 to  this  Agreement sets  forth  a

          complete and  accurate  list  of all  real  property  leased  and currently operated  by SKIPPER'S  (the "Leased  Real  Property").

          The leases with respect to the Leased Real Properties (the  "Real

          Property  Leases")  are  valid,  enforceable  and  effective   in

          accordance with their terms,  subject to bankruptcy,  insolvency,

          fraudulent transfer, reorganization, moratorium, and similar laws

          affecting  creditors   rights   generally  and   general   equity

          principles, and all amounts due and payable thereunder have  been fully paid and no default exists  under any of the Real  Property

          Leases.   The  lease  abstracts  previously  delivered  to  Buyer










          relating to  the  Real Property  Leases  are true,  complete  and accurate other than as set forth on Schedule 3.E.2.

                     3.   Schedule 3.E.3 sets forth a complete and accurate

          list of all  personal property leased  by SKIPPER'S (the  "Leased

          Personal Property").    The leases  with  respect to  the  Leased

          Personal Property  (the "Personal  Property Leases")  are  valid,

          enforceable and effective in accordance with their terms and  all amounts due and payable  thereunder have been  fully paid and  no default exists under any of the Personal Property Leases.

                     4.   The assets and properties of SKIPPER'S,  including

          without limitation the  Trade Rights, the  Leased Real  Property,

          and the Leased Personal Property, constitute all of the  material properties and assets,  tangible and  intangible, applicable  to,

          used or usable  in connection  with, and  are generally  suitable for, the  operation of  the SKIPPER'S  Business  as it  is  being conducted on the Effective Date.

               F.   The  Stock.     Seller  holds   of  record   and  owns

          beneficially the Stock,  free and  clear of  any restrictions  on

          transfer,  liens,   encumbrances,  taxes,   security   interests,

          options,  warrants,  purchase  rights,  contracts,   commitments,

          equities, claims  or demands.    Seller is  not  a party  to  any

          option, warrant, purchase right, or other contract or  commitment that could  require the  Seller to  sell, transfer  or  otherwise dispose of  the Stock  or any  other capital  stock of  SKIPPER'S

          (other that by this  Agreement).  Seller is  not at party to  any voting trust,  proxy or  other  agreement or  understanding  with








          respect to the voting of the  Sock or any other capital stock  of

          SKIPPER'S.

               G.   Inventory.  The inventory  shown on the Effective  Date

          Balance Sheet  consisted  of items  generally  of a  quality  and quantity usable and  salable in the  ordinary course of  business and no such items have been pledged as collateral or are held  on consignment from others.

               H.   Accounts Receivable.  All accounts receivable shown on

          the Effective  Date Balance  Sheet have  arisen in  the  ordinary course of the SKIPPER'S Business, represent valid obligations due

          SKIPPER'S, and  have been  collected or  are collectible  in  the normal course of the SKIPPER'S Business in the aggregate recorded

          amounts  thereof  in   accordance  with  their   terms  (net   of

          appropriate reserves  for  doubtful  accounts  as  shown  on  the

          Effective Date Balance Sheet  and certain receivables which  have been either  transferred  to  Seller  or  written  off  with  the approval of Buyer set forth on Schedule 3.H.).

               I.   Financial Statements Schedule 3.I. to this  Agreement

          contains:

                    1.   The unaudited balance sheet  of Skippers, Inc.  as

          of March  27,  1994, March  26,  1995  and March  24,  1996  (the

          "Balance Sheets"), and the unaudited statement of operations  for each year (52 weeks) in the two year period ended March 24,  1996

          (the  "Statements  of   Operations")  (together  the   "Financial










          Statements")  have  been  prepared  on  a  consistent  basis  for inclusion in  the consolidated  financial statements  of  Seller.

          The financial statements of Seller  are audited and are  prepared in  accordance  with  Generally  Accepted  Accounting  Principles

          (GAAP).  The Financial Statements do  not include a statement  of stockholder's equity, a statement of cash flows, or  accompanying notes that are required for presentation in accordance with GAAP.

          Certain items presented  in the  Financial Statements,  including but  not  limited  to  property,  general  liability  and  health

          insurance,  represent  an   allocation  of   expenses/liabilities

          incurred by  Seller on  a consolidated  basis  which may  not  be precisely reflective of such items if incurred by SKIPPER'S on  a

          stand-alone basis.   Furthermore, these  Financial Statements  do

          not include charges for all expenses incurred by Seller on behalf of SKIPPER'S  (including, but  not limited  to, accounting,  data processing, and office supplies).

               J.   Liabilities.   SKIPPER'S has  no liabilities  or  other

          obligations, either accrued or unaccrued, absolute or contingent,

          direct or indirect,  or otherwise, whether  as principal,  agent,

          partner,  co-venturer,  guarantor  or   in  any  other   capacity

          whatsoever, other  than liabilities  that  are reflected  on  the

          Effective Date Balance Sheet or as shown on Schedule 3.J.

               K.   Absence of  Certain  Changes  or  Events.   Since  the

          Effective Date, SKIPPER'S will not have:











                    1.   suffered any adverse change in, and no events have

          occurred which, individually  or in the  aggregate, have had,  or

          may  have,  any  material   adverse  effect  on,  the   financial

          condition,  results  of  operations,  business  or  prospects  of

          SKIPPER'S;

                    2.   incurred damage to  or destruction of  any of  its

          assets that materially adversely affects its financial condition,

          business or prospects;

                    3.   incurred  any  obligation   or  liability   except

          obligations incurred in the ordinary course of business, none  of which were  entered  into  for consideration  which  was  not  of reasonably equivalent value (within the meaning of Section 548 of the Bankruptcy Code);

                    4.   made or granted  any wage or  salary increases  or

          bonus to any employee of SKIPPER'S or paid or promised to pay any bonus or severance  payment to  such employee  other than  salary increases and bonuses granted in the ordinary course of  business to employees;  entered into  any  employment agreement  with  any officer or employee which is not  terminable at will; or  entered into or instituted any  new employee benefit  plan which has  not been previously approved in writing by Buyer;

                    5.   made any loans, which have not been repaid, to any

          employee of  SKIPPER'S other  than travel  advances made  in  the ordinary course of business and consistent with past practice;













                    6.   changed any of its accounting methods or practices

          or made any changes in  depreciation or amortization policies  or rates;

                    7.   committed or agreed to  merge or consolidate  with

          or otherwise acquire any firm, association, corporation or  other business organization or division thereof;

                    8.   experienced any  labor trouble  or controversy  of

          any type or character which would have a material adverse  effect on SKIPPER'S business;

                    9.   mortgaged, pledged  or subjected  to Lien  or  any

          other encumbrance  any of  its  properties (other  than  purchase money security interests);

                   10.   sold, transferred or leased any of its  properties

          other than Non-Operating  Properties or  canceled or  compromised any debt  or claim  other  than in  the  ordinary course  of  its business activities;

                    11.  sold, or  assigned,  transferred  or  granted  any

          rights, which have not been approved  in writing by Buyer,  under

          or  with  respect   to,  any   licenses,  agreements,   franchise

          agreements, Trade  Rights, or  with respect  to know-how  or  any other intangible asset;

                    12.  amended  or  terminated  any  of  its   contracts,

          agreements, franchise  agreements, leases  or arrangements  other than as disclosed to Buyer;

                    13.  entered into any transaction  not in the  ordinary

          course of business;









                    14.  made any payment of any dividend, distribution  or

          other payment in respect of its  outstanding stock other than  as disclosed to Buyer;

                    15.  agreed to do any of  the actions described in  the

          preceding subsections (1) through (14).

               L.   Tax Matters.

                     1.   Definitions.  For purposes of this Section L,  the

          following terms  shall have  the  respective meanings  set  forth below:

                         (a)  "Tax" - including with  correlative meaning,

          the terms "Taxes" and "Taxable" - means any sales, use,  payroll,

          or property taxes,  together with any  interest and any  penalty,

          addition to  Tax  or  additional amount  imposed  by  any  Taxing

          Authority due  from, or  allocable under  any applicable  law  or agreement to, SKIPPER'S or Seller.

                         (b)  "Taxable Year" - means,  with respect to  any

          Tax, the calendar or fiscal year,  for which the Tax is  computed and the Return (as defined below) for such Tax is made.

                         (c)  "Taxing Authority" -  means any governmental

          authority (domestic or foreign) responsible for the imposition of any Tax.

















                    2.   Representations and Warranties of Seller.

                         (a)  all  Tax  returns,  reports,  statements,  or

          other material  forms (collectively,  "Returns") required  to  be filed with any Taxing  Authority for Taxable  Years ending on  or before the  Effective Date  by SKIPPER'S  have  been or  will  be timely filed in accordance with all applicable laws;

                         (b)  as of the  time of filing,  the Returns were

          prepared in accordance with the appropriate books of account  and

          correctly  and  completely  reflect  the  facts  and  any   other

          information required to be shown therein;

                         (c)  all Taxes due and owing by or with respect to

          the SKIPPER'S Business through the Effective Date (whether or not shown on  any Return)  have been  or  will be  paid in  a  timely manner;

                         (d)  the charges, accruals and reserves for  Taxes

          reflected on the book of SKIPPER'S and the Financial  Statements,

          are adequate to cover the tax liabilities accruing or payable  in respect of Taxable Years ending on or before the Effective Date;

                         (e)  all Returns  due by,  on behalf  of, or  with

          respect to SKIPPER'S through the Taxable Years ended on or before the Effective Date have been filed and SKIPPER'S has not received any notice of audit with respect thereto;

                         (f)  SKIPPER'S is not delinquent in the payment of

          any Tax nor has it requested  any extension of time within  which to file any Return which Return has not since been filed;










                         (g)  no  deficiency  for  any  Tax  or  claim  for

          additional Taxes  by  any  Taxing Authority  has  been  proposed,

          asserted or assessed against SKIPPER'S;

                         (h)  SKIPPER'S has not been granted any  extension

          or waiver of  the limitation  period applicable  to any  Returns,

          which extension or waiver is currently in effect;

                         (i)  SKIPPER'S has not  entered into  nor will  it

          enter into any agreement or consent  under Section 341(f) of  the

          Internal Revenue Code of 1986 as amended (the "Code");

                         (j)  there is no  audit, action, suit,  proceeding

          or investigation now pending against or with respect to SKIPPER'S in respect of any Tax or assessment;

                         (k)  none  of  the  property  owned  or  used   by

          SKIPPER'S is subject to a tax benefit transfer lease executed  in accordance with Section 168(f)(8) of the Code;

                         (l)  there are no liens for Taxes upon the  assets

          used or usable in the SKIPPER'S Business except liens for current taxes not yet due;

                         (m)  no claim  has  ever  been made  by  a  Taxing

          Authority in a jurisdiction where SKIPPER'S does not file Returns that it is or may be subject to taxation by that jurisdiction;

                         (n)  there are no security interests on any of the

          assets of SKIPPER'S that arose in connection with any failure (or alleged failure) to pay any Tax;

                         (o)  SKIPPER'S has withheld and paid all Taxes  of

          a material  nature required  to have  been withheld  and paid  in









          connection with amounts paid or owing to any employee,  creditor,

          independent contractor, customer or other third party;

                         (p)  neither Seller nor SKIPPER'S nor any director

          or officer (or employee responsible for Tax Matters) of SKIPPER'S or Seller has any knowledge that any Taxing Authority may  assess any additional Taxes for any period  for which Returns have  been filed;

                         (q)  SKIPPER'S has not made  any payments, is  not

          obligated to  make  any  payments,  or is  not  a  party  to  any agreement that could obligate it to  make any payments that  will not be deductible under S 280(G) of the Code;

                         (r)  SKIPPER'S has not been  a United States  real

          property holding corporation within the meaning of S 897(c)(2) of

          the   Code   during   the   applicable   period   specified    in

            897(c)(1)(A)(ii) of the Code;          S

                         (s)  SKIPPER'S  is  not   a  party   to  any   Tax

          allocation or sharing  agreement, except  as otherwise  expressly contemplated herein; and

               M.   Litigation.   There is  no claim,  legal action,  suit,

          arbitration, investigation or hearing,  notice of claim or  other legal, administrative or governmental proceedings pending against

          Seller or  SKIPPER'S (or  in which  the  Seller or  SKIPPER'S  is plaintiff or otherwise a party thereto) relating to the SKIPPER'S

          Business, other than as listed on Schedule 3.M., (ii) to the best knowledge of Seller  and SKIPPER'S, there  are no facts  existing and not disclosed to Buyer which create a material probability of








          the occurrence  of any  such  claim, action,  suit,  arbitration,

          investigation,  hearing,  notice   of  claim   or  other   legal,

          administrative or governmental  proceeding or material  liability therefore, (iii) neither the Seller nor SKIPPER'S has waived  any statute of limitations or other affirmative defense with  respect to any liabilities other than waivers made prior to the assertion of a  claim such  as a  waiver contained  in loan  documents  and

          similar  instruments,  (iv)   there  is   no  continuing   order,

          injunction or decree of any court, arbitrator or governmental  or administrative authority to which Seller or SKIPPER'S is a  party relating to  the  SKIPPER'S Business  or  to which  they  or  the

          SKIPPER'S Business or Stock is subject and (v) neither the Seller nor SKIPPER'S has  been permanently, or  temporarily enjoined  or barred by  order,  judgment  or decree  of  any  court  or  other tribunal or any agency or  self-regulatory body from engaging  in or continuing any  conduct or practice  related to the  SKIPPER'S

          Business.

               N.   Agreements, Arrangements,  Etc.   SKIPPER'S  is not  a

          party to,  nor  is  SKIPPER'S  bound  by,  any  written  or  oral agreement, or  instrument  not made  in  the ordinary  course  of business that is material to the SKIPPER'S Business that has  not

          been disclosed  to Buyer.   Correct  and complete  copies of  all

          material  agreements,  indentures,  mortgages,  employee  benefit plans, operating  policies,  and other  instruments  and  written amendments thereto of SKIPPER'S have been separately delivered to the Buyer prior to the date hereof.








               O.   Government Permits.  To  the best knowledge  of Seller

          and SKIPPER'S,  all Permits  required for  the operation  of  the

          SKIPPER'S Business have been obtained by SKIPPER'S, each of which is now and  will immediately after  the Closing Date  be in  full force and effect.  As of  the date hereof, to the best  knowledge of Seller and SKIPPER'S, no violation of any Permit has  occurred and no proceeding is pending or threatened to revoke or limit any such Permit.

               P.   Trade  Rights.    Each  trade  right  which  grants  to

          SKIPPER'S the  right  or  permission  to  operate  the  SKIPPER'S

          Business is in full force and effect and is valid and binding  in accordance with its terms, and SKIPPER'S is not in default  under any of the  material terms  thereof, nor  has SKIPPER'S  received notice of any such default, or relinquished, forfeited or  waived any of its rights or privileges thereunder which are material  to the ongoing business  operations of  SKIPPER'S and,  to the  best knowledge of Seller  and SKIPPER'S, there  exists no event  which with or without the giving of notice or the lapse of time or both would constitute  such a  default or  grant  to any  other  party thereto the right to cancel or terminate the same or withhold  or suspend its performance thereunder.  SKIPPER'S has not, except as disclosed on Schedule 3.P., during the  60 months  prior to  the execution of this Agreement, infringed or received notice of  any claimed infringement of any Person's copyright in the conduct  of its business, and, to the best knowledge of Seller and  SKIPPER'S









          is not  infringing  upon or  otherwise  acting adversely  to  the rights of any  Person under  or in  respect to  any Trade  Rights owned or claimed by any Person or Persons, and there is no  claim or action pending or  threatened with respect  thereto or to  any

          SKIPPER'S Business Trade  Right.   SKIPPER'S has  not, except  as

          disclosed on  Schedule 3.P., agreed  to  indemnify  or hold  any

          Person or entity harmless  from or against  any losses or  claims resulting from any infringement of any trademark or copyright.

               Q.   Insurance Policies.  All policies and binders of fire,

          liability, workers' compensation, errors and omissions, vehicular and other  forms of  insurance and  performance bonds  which  are owned by SKIPPER'S and the Seller (with respect to the  SKIPPER'S

          Business), were in full  force and effect  at the Effective  Date

          (copies of which have  been delivered to  Buyer).  Such  policies were in such amounts and insured  the owner thereof against  such losses and  risks  as  are  generally  maintained  by  comparable businesses, and  were in  all respects  adequate to  protect  the

          SKIPPER'S Business.  SKIPPER'S and Seller have not failed to give any notice or  present any claim  with respect  to the  SKIPPER'S

          Business under any  insurance policy or  surety bond  in due  and timely fashion which  would result in  the loss  of any  material rights of SKIPPER'S.  There are no disputes with underwriters  of any such policies or bonds, and all premiums due and payable have been paid.  To the best knowledge of Seller and SKIPPER'S, Seller and SKIPPER'S  were in  compliance with  all material  conditions contained in such policies  or bonds.  To  the best knowledge  of








          Seller  and  SKIPPER'S,   there  exist  no   material  facts   or

          circumstances which  would relieve  any  insurer under  any  such policy of its obligation  to satisfy in full  any valid claim  of the Seller or SKIPPER'S under  such policy, Seller and  SKIPPER'S have not received  any notice of  cancellation or termination  of any such policies.

               R.   Employees.   Schedule 3.R is a true and complete list of

          all current  exempt  employees (the  "Employees")  of  SKIPPER'S,

          together with the current rates  of compensation and all  accrued but unpaid vacation and sick pay earned by all Employees, and all material written  or  oral employment  contracts  and  collective bargaining agreements and  all other  agreements or  arrangements providing for  employee compensation,  to  which SKIPPER'S  is  a

          party.   SKIPPER'S  has  delivered  to  the  Buyer  accurate  and

          complete  copies   of   all  such   contracts,   agreements   and

          arrangements  and  all  handbooks,  manuals  and  other  writings describing the employment  policies utilized  with the  Employees

          and other  employees of  the SKIPPER'S  Business.   There are  no

          commissions due and owing to any Employee which are currently due and payable and which have not  been paid in full.  SKIPPER'S  is not a  party  to, or  subject  to any  obligation,  liability  or commitment with  respect  to,  any written  or  oral  employment,

          compensation, consulting, severance pay  or similar agreement  or arrangement which cannot be terminated by SKIPPER'S upon 30  days notice or is disclosed on Schedule 3.R.










               S.   Employee Benefit Plans, Etc.   Schedule 3.S contains a

          true and  complete  list  and description  of  each  written  and unwritten employee benefit plan (as that  term is defined by  the

          Employee Retirement  Income  Security  Act of  1947,  as  amended

          ("ERISA")), vacation plan, sick leave plan, retiree health  plan,

          bonus plan, severance  plan, deferred compensation  plan and  any other compensation  agreements  or plan  or  funding  arrangement

          ("Benefit Plans")  sponsored,  maintained or  contributed  to  by

          SKIPPER'S.  SKIPPER'S  has delivered  to the  Buyer accurate  and complete copies of  all documents  embodying or  relating to  the

          Benefit Plans, including  a list  of the  employees eligible  for

          coverage and the benefits  available under each  such plan.   All

          Benefit Plans have in the past been, and are now, in all respects maintained, fully  funded  and administered  in  compliance  with

          ERISA and other  applicable law and  no Benefit  Plan subject  to

          Title IV  of ERISA  has been  terminated  which would  result  in

          liability to SKIPPER'S  after the Effective  Date.   To the  best

          knowledge of Seller and SKIPPER'S, no reportable event within the meaning of Section 4043 of Subtitle  C of ERISA has occurred  for

          any Benefit Plan.   SKIPPER'S has not  incurred any liability  to

          the Pension  Benefit Guaranty  Corporation  with respect  to  any

          Benefit Plan.

               T.   Suppliers.    Schedule  3.T  contains  a  correct  and

          complete list of each of the 10 largest suppliers of SKIPPER'S by

          dollar  amount  who  have  supplied  goods  and/or  services   to









          SKIPPER'S during the 12 months ended  March 25, 1996.  Except  as disclosed to  Buyer, no  such supplier,  or any  other Person  or entity having  material  business dealings  with  SKIPPER'S,  has indicated that they will cease to continue such relationship with

          the  Buyer  or  SKIPPER'S,  or  has  indicated  that  they   will

          substantially reduce the extent of such relationship, at any time from or after the Closing Date.  Except as set forth on

          Schedule 3.T., the Seller and  SKIPPER'S have no knowledge of facts which would indicate any  supplier intends  to decrease  the amount of business conducted with SKIPPER'S or other condition which  would materially adversely  affect the  relationship  of the  Buyer  or

          SKIPPER'S  with  the  suppliers  of  SKIPPER'S,  and  which   has

          prevented or will prevent such business from being carried on  by the Buyer, and  SKIPPER'S after the  Closing Date in  essentially the same manner as it is currently carried on.

               U.   Purchase and  Sale Obligations.   Since the  Effective

          Date, all purchase orders and all other commitments for purchases made by or on behalf of SKIPPER'S have been made in the usual and ordinary course  of its  business in  accordance with  SKIPPER'S'

          normal practices.

               V.   Powers of Attorney.  No  Person has  been granted  and

          currently holds  any  power  of attorney  to  act  on  behalf  of

          SKIPPER'S.

               W.   No Change of  Control Provisions.  SKIPPER'S  is not a

          party or subject to any  agreement, contract or other  obligation








          which would require the making of  any payment to an Employee  or to any  other Person  as  a result  of  the consummation  of  the

          transactions  contemplated   hereby,  except   as  disclosed   on

          Schedule 3.W.

               X.   No Finder's  Fee.   Neither SKIPPER'S  nor  Seller has

          retained any finder, broker, agent or other party or incurred any liability or  is  otherwise  obligated for  any  brokerage  fees,

          commissions,  finder's  fee   or  investment   banking  fees   in

          connection with this Agreement  or the transactions  contemplated hereby.

               Y.   Environmental Compliance Matters.  Seller and SKIPPER'S

          representations and warranties on  environmental matters and  the assumption of liability for such matters  shall be dealt with  in an Environmental Compliance Agreement  between the parties to  be delivered at Closing.

               Z.   Letters  of  Credit.    Schedule  3.Z  attached  hereto

          contains a true and complete list of all letters of credit issued for or on behalf of SKIPPER'S,  including the date of the  letter of credit, the amount of the  letter of credit, the payee of  the letter of  credit  and the  termination  date of  the  letter  of credit.

               AA.  Labor Relations.   SKIPPER'S, except  as disclosed  on

          Schedule 3.AA. (a)  is not  a party  to any  labor or  collective bargaining agreement,  (b) has  not received  any notice  from  a









          labor union or group of employees that represents or believes  or claims it represents or intends to represent any of the employees of SKIPPER'S,  or  (c)  to  the  best  knowledge  of  Seller  and

          SKIPPER'S, is not subject to any material liability or obligation related to  the  commission  of  acts  of  employment  or  hiring discriminations in matters  including, but not  limited to,  age,

          sex, race, religion, national origin or creed, or relating to any violation of any federal,  state, or local discrimination,  civil rights employment  law, regulation  or rule  (including,  without limitation to,  laws,  regulations  or  rules  regulating  hours,

          discrimination  in  employment,  hiring,  or  condition  of   the

          workplace).  There are no material labor or employee disputes  of any type or character between SKIPPER'S and any of the  employees

          of SKIPPER'S.   There  have not  occurred,  during the  past  two

          years, any activities to organize any employees of SKIPPER'S  and no strike or work interruption or  slow down by any employees  of

          SKIPPER'S is threatened.  SKIPPER'S  has not received any  notice of any liability or obligation relating  to any violation of,  or that it is in violation of,  the Immigration Reform Act of  1986,

          as  amended,  or  any  other  federal  law,  rule  or  regulation regarding immigration.

               BB.  Accuracy of Other Information.  None of the information contained in  any certificate  to be  delivered by  SKIPPER'S  or

          Seller to  the  Buyer  at  the Closing  or  delivered  or  to  be delivered by the Seller and SKIPPER'S to the Buyer in  connection with the Buyer's due  diligence investigation in connection  with








          the transactions  contemplated hereby  contains, when  considered with all other  information disclosed  to the  Buyer, any  untrue statement of a material fact or omits to state any material  fact necessary in order to  make the statements  therein, in light  of the circumstances  under which  they were  or will  be made,  not materially misleading.

               CC.  Franchise Matters.

                    1.   SKIPPER'S owns the Skipper's system (including the

          trade secret recipes, operations manuals, and other  confidential information) and the franchisor's interest in the agreements with existing SKIPPER'S franchisees (the "Franchise Agreements").

                    2.   To the best knowledge of SKIPPER'S, the Franchise

          Agreements are  valid  and enforceable,  subject  to  bankruptcy,

          insolvency, fraudulent transfer, reorganization, moratorium,  and similar laws  affecting creditors  rights generally  and  general equity principles,  and, other  than as  previously disclosed  to

          Buyer,  there  are   no  claims  challenging   the  legality   or

          enforceability of the Franchise  Agreements or that SKIPPER'S  is in default thereunder on its material obligations to franchisees.

                    3.   There is no known Internal Revenue Service  notice

          or claim regarding the SKIPPER'S advertising fund.

                    4.   There are  no  undisclosed other,  ongoing,  legal

          relationships  between  SKIPPER'S  or  its  Affiliates  and   any

          franchisees.












                    5.   Except  as  previously  disclosed  to  Buyer,   no

          franchisee is in default under any Franchise Agreement.

                    6.   Each occupant of a franchised restaurant is a duly

          licensed franchisee of record for that restaurant.

                    7.   To SKIPPER'S best knowledge, it has complied  with

          all applicable franchise registration and disclosure laws.

                    8.   There are  no  undisclosed outstanding offers  by

          SKIPPER'S to sell a franchise.

                    9.   To the best knowledge of SKIPPER'S, if  purchasing

          from the same supplier, franchised and company-owned  restaurants in the same market area purchase  goods and services at the  same base price.

          4.   CONDUCT AND TRANSACTIONS PRIOR TO CLOSING.

               A.   Investigation.   Between  the Effective  Date  and  the

          Closing Date, the  Seller and SKIPPER'S  shall each  give to  the

          Buyer and its  representatives full  access to  all of  SKIPPER'S premises, its  books,  records, employees,  bankers,  independent public accountants  and other  agents, and  Seller and  SKIPPER'S agree to furnish the Buyer with such financial and operating data and other information with respect to the business and properties of SKIPPER'S  as the  Buyer shall  from time  to time  reasonably request; provided, however, that any such investigation shall not affect any of the representations and warranties of the Seller or

          SKIPPER'S hereunder other than to the extent of actual  knowledge of Buyer of any set of  facts which would constitute a  potential









          breach  of  any  representations  or  warranties  by  Seller   or

          SKIPPER'S; and  provided,  further, that  any such  investigation

          shall  be  conducted   in  such  manner   as  not  to   interfere

          unreasonably with the operation of the SKIPPER'S Business.

               B.   Operation  of  SKIPPER'S   Business  Pending   Closing.

          Between the Effective Date and the Closing Date, except with  the consent of the Buyer and  except as otherwise expressly  provided herein, the Seller and SKIPPER'S shall:

                    1.   conduct and operate the SKIPPER'S Business only in

          the ordinary course in  accordance with prior practice  including payment of trade payables and other liabilities;

                    2.   make, amend and  terminate contracts  only in  the

          ordinary course of business;

                    3.   not create  or incur  Indebtedness except  current

          liabilities in the ordinary course of business;

                    4.   not suffer, create or incur any mortgage, security

          interest, Lien,  lease,  encumbrance  or restriction  on  any  of

          SKIPPER'S' assets except liens to be incurred as provided by this

          Agreement;

                    5.   duly comply with all  laws, ordinances, rules  and

          regulations applicable to Seller or SKIPPER'S;

                    6.   not make or agree to make any capital expenditures

          in excess of $25,000;

                    7.   not sell, lease, dispose  of, convey or  transfer,

          or agree  to sell,  lease, dispose  of, convey  or transfer,  any









          asset, except  sales from  inventory in  the ordinary  course  of business;

                    8.   not incur any fixed  or contingent obligation, or

          enter into  any agreement,  commitment  or other  transaction  or arrangement, which is not in the ordinary course of the SKIPPER'S

          Business;

                    9.   preserve SKIPPER'S' business organization, and use

          SKIPPER'S' best efforts to  retain SKIPPER'S employees  generally and to  preserve  good relationships  with  SKIPPER'S  suppliers,

          customers  and   other   Persons  having   significant   business

          relationships with SKIPPER'S;

                    10.  not  enter  into  any  agreement,  arrangement  or

          undertaking with respect to any Employee relating to the  payment of, or  otherwise  pay,  any bonus,  severance  payment,  profit-

          sharing  or  special   compensation  or  any   increase  in   the

          compensation payable to such Employee, other than with respect to non-executive employees made in  the ordinary course of  business without prior notice to and approval of Buyer;

                    11.  except  as   disclosed   to  Buyer   without   the

          requirement of consent,  maintain in  full force  and effect  all

          existing  insurance   policies  and   keep  SKIPPER'S   insurable

          properties insured in accordance with present practice;

                    12.  maintain SKIPPER'S properties and assets in  their

          customary condition and state of repair;













                    13.  not sell, assign, license or transfer or agree  to

          sell, assign, license or transfer (with or without consideration)

          any of SKIPPER'S Trade Rights or any interest therein;

                    14.  not commit any  act or omit  to do  any act  which

          would be or result  in a breach of  any of Seller's or  SKIPPER'S obligation,  duties,  agreements  or  representations  under  any agreement, contract or commitment to which Seller or SKIPPER'S is a party, or to which Seller  or SKIPPER'S enters into  subsequent to the  date  of this  Agreement,  which would  have  a  material

          adverse  effect  on  the   SKIPPER'S  business,  its   prospects,

          condition (financial or otherwise) or earnings;

                    15.  bear the  risk  of  loss or  damage  to  SKIPPER'S

          properties and  assets  on  and  prior  to  the  Effective  Date;

          provided, however, if any of SKIPPER'S  properties or assets are damaged on or prior to the Effective Date by any casualty, Seller or SKIPPER'S shall  give the  Buyer immediate  written notice  of such damage,  which notice  shall include  Seller's or  SKIPPER'S estimate of the net financial impact of such damage to SKIPPER'S,

          and, if  materially adverse,  such  damage or  destruction  shall afford the Buyer, in its sole and absolute discretion, the  right to (i) cancel or  terminate this Agreement  within 30 days  after

          receipt  of   the  notice;   or  (ii)   close  the   transactions

          contemplated  by  this  Agreement  and  collect  any   applicable

          insurance proceeds on behalf of the Buyer;












                    16.  maintain all  of  SKIPPER'S' books,  records  and

          accounts in the usual,  regular and ordinary  manner, on a  basis consistent with prior period;

                    17.  not enter into any agreement of any kind or nature

          with any  Affiliate  not  in the  ordinary  course  of  SKIPPER'S business;

                    18.  not enter into any transaction or perform any  act

          which would  make  any  of  the  representations,  warranties  or

          agreements  contained  in  this   Agreement,  or  the   Ancillary

          Agreements, false or misleading in  any material respect if  made again immediately after such transaction or act;

                    19.  not redeem,  purchase  or  otherwise  acquire,  or

          offer to redeem, purchase or otherwise acquire, or issue, sell or offer to  issue  or sell,  or  otherwise distribute,  any  Equity

          Securities of SKIPPER'S, other than as provided for herein; and

                    20.  not declare,  set aside  or  pay any  dividend  or

          distribution, payable in cash, stock or property, with respect to any Equity Securities of SKIPPER'S.

               C.   Conduct.  Except as permitted or required hereby or  as

          the Buyer may  otherwise consent  in writing,  the Seller  and/or

          SKIPPER'S shall not enter, and  shall cause SKIPPER'S to  refrain from entering,  into any  transaction or  take any  action  which would result in any of the representations and warranties of  the

          Seller and  SKIPPER'S  contained  in this  Agreement  or  in  any

          Ancillary Agreements not being true and correct at and as of both










          the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

               D.   Non-Disclosure or Use of  Information.  The Seller  and

          SKIPPER'S agree that from  and after the  date hereof they  shall not, and  that  they  shall  use  their  best  efforts  to  cause

          SKIPPER'S' officers, agents and employees not to, use or disclose to any third  party, other than  in the required  course of  this

          acquisition,  any  information   proprietary  to  the   SKIPPER'S

          Business and held by SKIPPER'S in the SKIPPER'S Business.

               E.   Governmental and  Third Party  Consents and  Approvals.

          Prior to the Closing  Date, the Seller  and SKIPPER'S shall  take all such actions as may be reasonably necessary to:

                    1.   prepare and file applications with any appropriate

          governmental agency,  or any  other  necessary third  party,  for consummation of the transactions  contemplated by this  Agreement or as may be required to deliver the Stock free and clear of  any

          liens  and   encumbrances   other  than   those   disclosed   and

          contemplated by this Agreement;

                    2.   prosecute such applications with diligence;

                    3.   diligently oppose any objections to, appeals  from

          or petition  to  reconsider,  such governmental  or  third  party approvals or consents; and

                    4.   take all such further action as reasonably may  be

          necessary to obtain and maintain such consents.

          5.   POST-CLOSING COVENANTS.









                The parties  agree as  follows with  respect to  the  period following the Closing:

                A.   General.  In  case at any  time after  the Closing  any

          further action  is  necessary  or  desirable  to  carry  out  the purposes of this Agreement,  each of the  parties will take  such further action  (including the  execution  and delivery  of  such further  instruments  and  documents)  as  the  other  party  may reasonably request.  The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including tax records), agreements and financial data which would constitute the business records of

          SKIPPER'S, including  Seller's  internally  developed  and  owned general ledger accounting  software and  related operating  codes used in the SKIPPER'S business ("Seller Software").  Buyer agrees that Seller Software shall be solely for use of SKIPPER'S in  the conduct of the  SKIPPERS'S Business  and that  neither Buyer  nor

          SKIPPER'S will (i) license, sell, give or otherwise transfer  the

          Seller Software or any right to use thereof to any Person or (ii)

          copy the Seller Software other than  for the use of SKIPPER'S  as provided for herein.  Buyer understands that Seller will  provide no support for  SKIPPER'S use  of the  Seller Software  following termination of the  Administrative Services  Agreement, and  that such a use shall  be solely at the  risk of Buyer and  SKIPPER'S.

          Accordingly, Buyer and SKIPPER'S shall indemnify Seller from  any and all liabilities and claims by any Person which may arise from

          SKIPPER'S use  and possession  of the  Seller Software.   In  the








          event of any  breach of the  Administrative Service Agreement  by

          Buyer or SKIPPER'S, Seller may, at Seller's option, require  that

          SKIPPER'S and Buyer cease use of  the Seller Software and  return all copies to Seller.  Seller shall retain such records or copies thereof as  are  necessary  for filing  of  any  Tax  Returns  as

          provided  herein.    Buyer,  Seller  and  SKIPPER'S  shall  fully

          cooperate with each other  in the preparation  of any Tax  Return and subsequent audit,  if any, or  carrying out  any of  Seller's obligations hereunder.

               B.   Transition.  The Seller will  not take any action  that

          is designed or intended  to have the  effect of discouraging  any lessor, lessee, franchisee, licensor, licensee, supplier or other

          business  associate  of  SKIPPER'S  from  maintaining  the   same

          business relationship  with SKIPPER'S  after  the Closing  as  it maintains with SKIPPER'S prior to the Closing.

               C.   Confidentiality.  The Seller will treat any information

          concerning the  business and  affairs of  SKIPPER'S that  is  not already generally  available to  the public  as confidential  and privileged information, refrain from using any such  confidential information except in connection with this Agreement, and deliver promptly to the Buyer  or destroy, at the  request and option  of the Buyer,  all  tangible embodiments  (and  all copies)  of  the confidential information which  are in possession  of the  Seller and not  needed by  Seller to  satisfy its  on-going  obligations under this Agreement.









               D.   Noncompetition.  For a period  of three years from  and

          after the Closing, pursuant to the Non-Competition Agreement, the

          Seller will  not  engage  directly or  indirectly  in  the  quick service  seafood  restaurant  business  that  SKIPPER'S,  or  any successor of SKIPPER'S, is involved in.

               E.   Franchising.   From  and  after the  date  hereof,  the

          parties hereto shall fully cooperate in jointly seeking  releases

          and  amendments  to  franchise   agreements  from  all   existing

          SKIPPER'S franchisees.   Buyer  agrees to  notify Seller  of  any

          action SKIPPER'S or Buyer may take  with regard to any  SKIPPER'S franchisees after Closing.  Buyer  agrees to indemnify Seller  as to any  such  actions  and  claims,  resulting  therefrom,  taken without the prior written consent of Seller.

               F.   Administrative  Services.    For  a  period  of  up  to

          eighteen months  from  and after  the  Closing, pursuant  to  the

          Administrative  Services  Agreement,  Seller  shall  continue  to provide the accounting and  information services it is  currently providing for SKIPPER'S.

          6.   CONDITIONS OF PURCHASE AND SALE.

               A.   Conditions to Obligations of the Buyer.  Unless waived

          in whole or in  part in writing by  the Buyer, the obligation  of the Buyer to effect the  transactions contemplated hereby and  by the Ancillary Agreements shall be subject to the satisfaction  at the Closing Date of each of the following conditions:









                    1.   Representations and Warranties  of the Seller  and

          SKIPPER'S To Be True.  The representations and warranties of the

          Seller and SKIPPER'S (contained in this Agreement, any Exhibit or

          Schedule hereto,  any  Ancillary Agreement  or  any  certificate,

          instrument or other writing delivered to the Buyer or any of  its representatives pursuant to this Agreement by the Seller, or  any of its  authorized representatives  or SKIPPER'S  or any  of  its authorized representatives and specifically excluding any and all business plans  or  forward  looking  projections  regarding  the

          SKIPPER'S Business  made  by  any Employee)  shall  be  true  and correct on the  Closing Date with  the same force  and effect  as though made on and as of the Closing Date (i.e., with respect to a representation that  a state of  facts exists on  or as of  the date hereof, it is a condition that such state of facts exists on or as of the Closing Date,  and with respect to a  representation that a state of facts has or has not changed between a date prior to the date hereof and the  Closing Date, it is a condition  that such state of  facts has or  has not changed  between such  prior date and the  Closing Date), except  as affected by  transactions

          contemplated  hereby  and  thereby  and  except  that  any   such

          representation or warranty  made as  of a  specified date  (other than the date  of this Agreement)  shall only need  to have  been true on and as of such date.  The Seller and SKIPPER'S shall have performed in all material  respects all obligations and  complied with all covenants required by this Agreement to be performed  or








          complied with by Seller and SKIPPER'S on or prior to the  Closing

          Date.

                    2.   Statutory  Requirements.     All   consents   and

          approvals of all federal,  state, local and foreign  governmental agencies  and  authorities,  and  any  other  Person  or  entity,

          required to be obtained to permit consummation by the Seller  and

          SKIPPER'S of the transactions contemplated by this Agreement  and the Ancillary Agreements shall have  been obtained, and true  and correct copies of  such consents  and approvals  shall have  been delivered to the Buyer or its counsel.

                    3.   No Proceedings.   No action,  suit or  proceeding

          before any court or any governmental body or authority pertaining to the material aspects of the transactions contemplated by  this

          Agreement or to their consummation shall have been instituted  or threatened on or prior to the Closing Date.

                     4.  Certificates.  The Seller and SKIPPER'S shall have

          delivered to the Buyer certificates, executed by or on behalf  of the Seller and SKIPPER'S and  dated the Closing Date,  certifying that the conditions specified in Sections 6.A.1, 2, and 3 of this

          Agreement have been satisfied.

                     5.  Form of Schedules.  The form and substance of all

          Schedules,  certificates,   instruments,   opinions   and   other

          documents delivered to  the Buyer under  this Agreement shall  be satisfactory in all respects to the Buyer and its counsel;









                    6.   Delivery  of   Ancillary  Agreements   and   Other

          Instruments.  All  instruments required  to be  delivered to  the

          Buyer pursuant to Section 1.D.2 and Section 1.D.4 shall have been received by, and shall be in form satisfactory to, the Buyer.

                    7.   Dividends.   Except  as  approved  in  writing  by

          Buyer, there shall have been no dividends declared or paid to the

          Seller by SKIPPER'S.

                    8.   Due Diligence.  The Buyer shall have completed and

          approved customary business and legal due diligence with  respect to SKIPPER'S prior to May 3, 1996 or three (3) days prior to the

          Closing Date, if extended.

                     9.  Financing.  The  Buyer shall have  received at  or

          prior  to  the  Closing  Date  a  commitment  from  a   financial

          institution to provide  to Buyer a  loan or a  line of credit  on terms and conditions satisfactory  to the Buyer  in an amount  of not less  than $7,600,000  and such  financial institution  shall have actually funded  such credit facilities  in accordance  with such commitment.

                    10.  Insurance.   SKIPPER'S  shall have  in  place  all

          insurance policies and binders  necessary in Buyer's opinion  for the operation of the SKIPPER'S Business, all effective as of  the

          Effective Date.











               B.   Conditions to Obligations of the Seller.  Unless waived

          in whole or in part in writing by the Seller, the obligations  of the Seller to effect the transactions contemplated hereby and  by the Ancillary Agreements shall be subject to the satisfaction  at the Closing Date of each of the following conditions:

                     1.  Representations and Warranties of the Buyer To Be True.

          The representations and warranties of the Buyer (contained in this

          Agreement, any Exhibit or Schedule hereto, any  Ancillary Agreement

          or  any  certificate,  instrument  or  other   writing delivered to

          the Seller,  or any of  its representatives, by  the Buyer, or any of its representatives)  shall be true and  correct on the Closing

          Date with the same force and effect as though made on  and  as  of the  Closing  Date  (i.e.,  with  respect  to  a representation that a state of facts exists on or as of the  date hereof, it is a condition that  such state of facts exists on  or as of the Closing

          Date, and with respect to a representation that

          a state of facts has or has  not changed between a date prior  to the date hereof and the date hereof, it is a condition that  such state of facts has or has not changed between such prior date and

          the  Closing   Date),   except  as   affected   by   transactions

          contemplated  hereby  and  thereby  and  except  that  any   such

          representation or warranty  made as  of a  specified date  (other than the date  of this Agreement)  shall only need  to have  been

          true on and as of such date.   The Buyer shall have performed  in









          all material  respects  all  obligations and  complied  with  all covenants required by this Agreement to be performed or  complied with by the Buyer on or prior to the Closing Date.

                     2.    Statutory  Requirements.     All   consents   and

          approvals of all federal,  state, local and foreign  governmental agencies  and  authorities,  and  any  other  Person  or  entity,

          required to be obtained  to permit consummation  by the Buyer  of the transactions contemplated by this Agreement and the Ancillary

          Agreements shall have been obtained, and true and correct  copies of such consents and approvals shall  have been delivered to  the

          Seller or its counsel.

                    3.   No Proceedings.   No action,  suit or  proceeding

          before any court or any governmental body or authority pertaining to the material aspects of the transactions contemplated by  this

          Agreement or to their consummation shall have been instituted  or threatened on or prior to the Closing Date.

                    4.   Certificates.  The Buyer shall  have delivered  to

          the Seller a certificate, dated the Closing Date, certifying that the conditions  specified in  Sections 6.B.1,  2  and 3  of  this

          Agreement have been satisfied.

                    5.   Delivery  of   Ancillary  Agreements   and   Other

          Instruments.  All  instruments required  to be  delivered to  the

          Seller pursuant to  Section 1.D.3  and Section  1.D.4 shall  have










          been received  by, and  shall be  in  form satisfactory  to,  the

          Seller.

                    6.   Boards of Directors'  Approval.  The  transactions

          contemplated by this Agreement and the Ancillary Agreements shall have been  approved  by the  respective  Boards of  Directors  of

          Seller and SKIPPER'S.

                    7.   Lender Consents.  Seller shall  have received any

          requisite consents  or waivers  of  lenders under  Seller's  loan agreements.

          7.   FURTHER AGREEMENTS OF THE PARTIES.

               A.   Additional  Agreements.    Subject  to  the  terms  and

          conditions herein  provided  and  in  addition  to  the  specific agreements expressly set forth elsewhere in this Agreement,  each of the parties  hereto agrees to  use all  reasonable efforts  to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under  applicable laws  and  regulations  to  consummate  and  make  effective  the transactions contemplated by this Agreement, including using  its reasonable efforts to obtain all necessary waivers, consents  and approvals and  effect all  necessary registrations,  filings  and

          applications  including,   without  limitation,   effecting   all

          required filings.

               B.   Further Agreements of the Seller.  The Seller upon the

          request of the Buyer from time to time, will execute and  deliver









          to the Buyer such further bills of sales, endorsements and  other good and sufficient  instruments of  title, conveyance,  transfer and assignment as may be necessary or desirable in order to  vest in the Buyer, free and clear of all liens and encumbrances  other than those  expressly permitted  by this  Agreement, all  rights,

          title and interest in and to the Stock.

               C.   Confidentiality.    The  Buyer   and  the  Seller   and

          SKIPPER'S hereby acknowledge to and agree with the other that any and all information which has been disclosed by one to the other,

          its employees, consultants, agents  and, if applicable,  partners or stockholders, during the discussions and negotiations  leading to the execution  of this Agreement,  and all  information to  be disclosed by one  to the  other, its  employees, consultants  and agents and, if applicable  partners, or stockholders, during  the period commencing on the Effective Date through the Closing  Date or termination of this  Agreement, shall constitute  confidential information and trade  secrets of  the disclosing  party, and  as such are  secret,  confidential  and unique  and  constitute  the

          exclusive trade  secrets  and  property  of  such  party.    Such

          information has  been  made  known and  available  to  the  other parties and their  respective employees,  consultants and  agents strictly in connection with the negotiation and the execution  of this Agreement and the consummation of the transactions  provided for herein.  Each party hereby  acknowledges and agrees that  any use or disclosure of any  such confidential information or  trade secrets, other than pursuant to this Agreement, would be wrongful








          and could cause  irreparable injury to  the other.   Accordingly,

          each party hereby expressly agrees, for  itself and on behalf  of its stockholders  and  directors,  and  its  principal  officers,

          Employees, agents, consultants and representatives, that it  will not at  any  time  prior to  the  Closing  Date or  at  any  time thereafter, use or  disclose, other than  in accordance with  the terms and  provisions of  this  Agreement any  such  confidential information, provided, however, that the Buyer may disclose such confidential information or secrets to any financial  institution from which the Buyer is seeking financing for the purchase of the

          Stock; provided, further, that the Buyer on the one hand, or the

          Seller and SKIPPER'S on the other hand, may use or disclose  such

          confidential  information  or  secrets   of  the  other   without

          restriction if  such  information  or secrets  (i)  were  or  are available to such party on a non-confidential basis from a source other than  the other  party; or  (ii) were  to become  generally

          available  to  the  public  (other  than   as  a  result  of   an

          impermissible disclosure by  such party or  its Affiliates);  and provided, further, that if either party is requested or required

          (by oral questions, interrogatories, requests for information  or documents, subpoena or  similar process or  legal proceeding)  to disclose any of such  information or secrets  of the other,  such disclosure may  be  made without  liability  hereunder  (although notice of such  requests or requirements  shall be  given to  the










          other party so that, if practicable,  the other party may seek  a protective order against such  disclosure).  Notwithstanding  the foregoing, no provision of this Section  7.C shall in any  manner whatsoever prevent or inhibit the Buyer from using or  disclosing

          any  such   confidential   information  relating   to   SKIPPER'S

          including, without  limitation, Trade  Rights in  any manner  the

          Buyer shall deem fit  from and after  the Closing Date;  further,

          the Seller and SKIPPER'S agree, on  behalf of each of the  Seller and SKIPPER'S,  each of  their Affiliates,  officers,  Employees,

          agents, consultants and representatives, to use their  reasonable efforts not to at any time from and after the Closing Date to use or disclose such  confidential information which  relates to  the

          SKIPPER'S Business.  Each party  acknowledges that, in the  event of a violation by the other  of the terms and provisions of  this

          Section 7.C,  the remedies  at law  would not  be adequate;  and,

          accordingly, in such event such party may proceed to protect  and enforce its rights under this Section 7.C by a suit in equity for specific performance  hereof, or  for an  injunction against  the violation hereof.

               D.   Section 338(h)(10) Election.  Seller and Buyer agree to

          make (i) the elections provided for in Section 338(g) and Section

          338(h)(10) of the Code  and the Treasury regulations  promulgated under Section 338 of the Code and, (ii) at Seller's request, such other similar elections as are available and as may be  necessary to achieve  substantially the  same results  to the  parties  for









          state and local income or franchise tax purposes as the elections under Section  338 of  the Code  achieve for  Federal income  tax purposes (the  elections referred  to in  clauses (i)  and  (ii),

          collectively referred to  as the  "338 Elections").   Seller  and

          Buyer shall comply fully with  all filing and other  requirements necessary to effectuate the 338 Elections  on a timely basis  and agree  to  cooperate  in  good  faith  with  each  other  in  the preparation and timely filing of any  Tax Returns required to  be filed in connection with making the 338 Elections, including  the exchange of information  and the joint  filing of  Form 8023  and related schedules.  Within 30 days after the Closing Date,  Buyer and Seller jointly shall determine the allocation of the purchase price among the assets of SKIPPER'S.

          8.   NATURE AND  SURVIVAL  OF REPRESENTATIONS  AND  WARRANTIES;
               INDEMNITY.

               A.   Nature and Survival of Representations and  Warranties.

          All statements of  fact contained in  any certificate,  Schedule,

          Exhibit or Ancillary Agreement delivered by  or on behalf of  the

          Seller  and  SKIPPER'S  to  the  Buyer  shall  be  deemed  to  be representations and warranties of the  Seller to the Buyer  under this Agreement,  and  all statements  of  fact contained  in  any certificate, Schedule, Exhibit  or Ancillary Agreement  delivered by or on behalf of the Buyer to the Seller shall be deemed to  be representations and warranties of the  Buyer to the Seller  under this Agreement.  All representations and warranties of SKIPPER'S,

          the Seller  and the  Buyer shall  survive the  Closing and  shall









          terminate and expire on that date  which is eighteen (18)  months following the Closing Date, except with the respect to any claim,

          written notice of which  shall have been  delivered to the  party making the representation or warranty in question on or prior  to the earlier of  the termination date  described above;  provided,

          however, that  the representations  and warranties  contained  in

          3.B, 3.L, 3.M,  3.S, and 3.CC  hereof shall  survive the  Closing until such time  as the applicable  statue of limitations  expire

          with  respect   to  the   matters  set   forth  therein.      All

          representations and warranties  hereunder shall  survive any  and

          all  inspections,  examinations  or  audits  on  behalf  of   the

          receiving party, and shall be binding upon the delivering parties to this Agreement, their successors and assigns other than to the extent of actual  knowledge of Buyer  of any set  of facts  which would constitute  a potential  breach  of any  representation  or warranties by Seller or SKIPPER'S.

               B.   Indemnification by  the  Seller.   The  Seller  hereby

          covenants and agrees that,  regardless of any investigation  made at any time by or on behalf of the Buyer other than to the extent of actual knowledge  of Buyer  of any  set of  facts which  would constitute a potential breach of any representation or warranties by Seller or SKIPPER'S and  regardless of the Closing  hereunder,

          Seller  shall  indemnify  and  defend  the  Buyer  (which   term,

          following  the  Closing,   shall  include   SKIPPER'S)  and   its

          stockholders, directors,  officers and  Affiliates, and  each  of their successors  and  assigns  (each,  individually,  a  "Seller








          Indemnified Party"), and hold them harmless from, against and  in respect of,  any  and  all costs,  losses,  claims,  liabilities,

          fines, penalties  (including interest  which  may be  imposed  in connection therewith and court  costs and fees and  disbursements of counsel)  ("Claims")  incurred by  any  of them,  directly  or indirectly, in connection with:

                    1.   all  Claims  of  any  nature,  whether   absolute,

          contingent or otherwise, which occurred, accrued or arose out of,

          or were related  to, the SKIPPER'S  Business on or  prior to  the

          Effective Date, relating to all  income and other taxes  referred

          to  in  Section  10;  all  Taxes;  Claims  of  past  or   present

          franchisees based upon operations  of SKIPPER'S Franchise  System prior to the  Effective Date except  as provided  for in  Section

          5.E; any and all employee Claims  of any nature whatever;  health insurance; worker's  compensation;  Claims  for  infringement  of

          Trade Rights; general liability  Claims not otherwise covered  by insurance policies; non-owned  auto Claims;  and liabilities  and

          obligations  assumed  by   Seller  pursuant   to  the   Liability

          Assumption Agreement, the Lease Indemnification Agreement and the

          Environmental Compliance Agreement;

                     2.  all  Claims  of  any  nature,  whether   absolute,

          contingent or otherwise which occurred,  accrued or arose out  of any liability of the Seller  other than liabilities of  SKIPPER'S

          (excluding any  liability the  existence of  which constitutes  a breach of the  representations and  warranties of  the Seller  or

          SKIPPER'S contained in this Agreement);









                    3.   any material breach of or any material  inaccuracy

          in  any  of   the  representations,   warranties,  covenants   or

          agreements made by  the Seller and  SKIPPER'S in this  Agreement,

          any  Ancillary  Agreement,  any  Exhibit  or  Schedule  to   this

          Agreement or any certificate, instrument or writing delivered  in connection therewith.  Seller shall not be required to  indemnify

          Buyer for the first Fifty Thousand Dollars ($50,000), net of  any related tax benefit,  in aggregate amount  of Claims incurred  by the Seller  Indemnified Parties  relating to  the breach  of  any representation or  warranty  by  Seller or  SKIPPER'S  and  which

          Seller would be required to indemnify  under this Agreement.   To

          the extent the Seller  Indemnified Parties have been  indemnified by reason of all breaches by Seller or SKIPPER'S relating to  the

          breach  of  any  representations  or  warranties  by  Seller   or

          SKIPPER'S to  a maximum  aggregate amount  equal to  the  Initial

          Purchase Price,  Seller  shall  have  no  further  obligation  to indemnify any  Seller  Indemnified  Party from  and  against  any further Claims.

                     4.  any attempt  (whether or  not successful)  by  any

          Person to cause or  require Buyer to pay  or discharge any  debt,

          obligation, liability  or  commitment  of  SKIPPER'S  assumed  by

          Seller pursuant  to  this  Agreement,  the  Liability  Assumption

          Agreement  and  the  Lease   Indemnification  Agreement  or   the

          existence of  which  would  constitute  a  breach  by  Seller  or

          SKIPPER'S of any representation, warranty, covenant or  agreement notwithstanding the Closing;









                    5.   all Claims, including  attorneys' fees, or  Claims

          against the Seller Indemnified Parties, arising out of litigation listed on Schedule 3.M hereto;

                    6.   any action, suit,  proceeding and any  compromise,

          settlement, assessment approved by Seller or judgment arising out of or incidental  to any of  the matters  indemnified against  in this Section 8.B.

               A.   Indemnification  by  the  Buyer.    The  Buyer  hereby

          covenants and agree that, regardless of any investigation made at any time by or on behalf of the Seller, other than to the  extent of actual knowledge  of Seller of  any set of  facts which  would

          constitute  a  potential   breach  of   any  representations   or

          warranties by  Buyer and  regardless  of the  Closing  hereunder,

          Buyer shall indemnify and defend the Seller, and hold it harmless from, against and in respect of,  any and all Claims incurred  by it, directly or indirectly, in connection with:

                     1.    all Claims against Seller  of any nature,  whether

          absolute, contingent or otherwise, (x) which occurred accrued  or arose out of, or  were related to, the  SKIPPER'S Business on  or after the Effective Date (other than liabilities the existence of which constitutes  a  breach  by  Seller  or  SKIPPER'S  of  this

          Agreement); (y) any  event occurring on  and after the  Effective

          Date attributable or relating  to the operation  by the Buyer  of the SKIPPER'S Business or the  utilization or disposition by  the

          Buyer of  all  or any  part  of the  Stock,  from and  after  the










          Effective Date;  and  (z) all  liabilities  of SKIPPER'S  on  the

          Effective Date not  assumed by Seller  pursuant to the  Liability

          Assumption Agreement  the  Lease Indemnification  Agreement,  the

          Environment Compliance Agreement or provided for in Section 8.B.1 hereof;

                    2.   any material breach or any material inaccuracy  in

          any of the representations,  warranties, covenants or  agreements made by the  Buyer in  this Agreement,  any Ancillary  Agreement,

          Exhibit or any Schedule hereto  or any certificate or  instrument

          or writing delivered in connection herewith or therewith.   Buyer

          shall not be  required to indemnify  Seller for  the first  Fifty

          Thousand Dollars ($50,000),  net of any  related tax benefit,  in aggregate amount  of Claims  incurred  by the  Buyer  Indemnified

          Parties relating to the breach of any representation or  warranty by Buyer and  which Buyer would  be required  to indemnify  under this Agreement.  To the extent the Buyer Indemnified Parties have been indemnified by reason  of all breaches  by Buyer to  maximum aggregate amount equal to the Initial Purchase Price, Buyer shall have no  further obligation  to indemnify  any Buyer  Indemnified

          Party from and against any further Claims.; or

                     3.    any attempt  (whether or  not successful)  by  any

          Person to cause or require Seller  to pay or discharge any  debt,

          obligation, liability or commitment  of SKIPPER'S not assumed  by

          Seller pursuant  to  this  Agreement,  the  Liability  Assumption

          Agreement, the Lease Indemnification Agreement or the Environment

          Compliance  Agreement   (other   than   any   debt,   obligation,









          liabilities or commitment  the existence of  which constitutes  a breach of the  representations and  warranties of  the Seller  or

          SKIPPER'S in this Agreement); or

                     4.  any action, suit,  proceeding and any  compromise,

          settlement, assessment approved by Buyer or judgment arising  out of or incidental  to any of  the matters  indemnified against  in this Section 8.C.

               A.   Right to Defend, Etc.  If the facts giving rise to any

          indemnification claim hereunder shall involve any actual claim or demand by any third Person against  Seller or Buyer (referred  to hereinafter as an  "Indemnified Party"),  the indemnifying  party shall be entitled to notice of and entitled (without prejudice to the right  of any  Indemnified Party  to participate  at its  own expense through  counsel  of its  own  choosing) to  defend  such claim, at its expense  and through counsel  of its own  choosing,

          and to control such  defense, if it gives  written notice of  its intention to do so no later than the time by which the  interests of the Indemnified Party would not be materially prejudiced as  a result of its  failure to  give such  notice; provided, however,

          that if  the defendants  in any  action  shall include  both  the indemnifying party and an Indemnified Party, and the  Indemnified

          Party shall have  reasonably concluded that  counsel selected  by the indemnifying party has a conflict of interest because of  the

          availability  of  different   or  additional   defenses  to   the

          Indemnified Party, each Indemnified Party shall have the right to









          select separate counsel  to participate  in the  defense of  such action on its behalf, at the  expense of the indemnifying  party.

          The Indemnified Party  shall cooperate  fully in  the defense  of such claim and  shall make  available to  the indemnifying  party pertinent information  under its  control relating  thereto,  but shall be entitled to be reimbursed,  as provided in this  Section

          8, for  all  costs and  expenses  incurred by  it  in  connection therewith.

               B.   Subrogation.  If the Indemnified Party receives payment

          or other indemnification  from the  indemnifying party  hereunder with respect to any claim or  demand by any third Person  against the Indemnified Party, the indemnifying party shall be subrogated to the extent of such payment or indemnification to all rights in respect of  the  subject  matter  of  such  claim  to  which  the

          Indemnified Party  may  be  entitled,  to  institute  appropriate action for the recovery thereof, and the Indemnified Party agrees to provide reasonable levels of assistance and cooperation to the indemnifying party, (but only if such does not involve expense to the Indemnified Party) in enforcing such rights.

          2.   TERMINATION.

               A.   Termination of Agreement.  The  parties may  terminate

          this Agreement as provided below:

                    1.   The Buyer may terminate  this Agreement by  giving

          written notice to  the Seller on  or before May  3, 1996, if  the

          Buyer is not  satisfied with the  results of  its continuing  due









          diligence examinations of  the SKIPPER'S  Business including  all operations, legal and accounting matters;

                    2.  The Buyer may terminate this  Agreement by giving

          written notice to the Seller at any time prior to the Closing (A)

          in the event the Seller has breached any material representation,

          warranty or covenant contained in this Agreement in any  material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for  a period of 10 days  after the notice  of breach;  or  (B) if  the  Closing shall  not  have occurred on or before June 15, 1996, by reason of the failure  of any condition  precedent under  Section  6.A hereof  (unless  the failure results  primarily from  the Buyer  itself breaching  any

          representation,  warranty   or   covenant   contained   in   this

          Agreement);

                    3.   Buyer  may  terminate  this  Agreement  by  giving

          written notice to the Seller on or before May 3, 1996 unless  the

          Closing Date  is extended  in which  case  Buyer must  give  such notice at least  three (3) days  prior to  such extended  Closing

          Date, if the Buyer is unable to obtain a financing commitment for the transaction  contemplated  by  this Agreement  on  terms  and conditions satisfactory to Buyer; and

                    4.   The Seller may terminate this Agreement by  giving

          written notice to the Buyer at any time prior to the Closing  (A)

          in the event the Buyer has breached any representation,  warranty or covenant contained in this Agreement, in any material respect,

          the Seller has notified the Buyer  of the breach, and the  breach









          has continued without  cure for  a period  of 10  days after  the notice of breach, (B) if the  Closing shall not have occurred  on or before  June  15,  1996,  by reason  of  the  failure  of  any condition precedent under Section 6.B hereof (unless the  failure results primarily  from the  Seller  or SKIPPER'S  breaching  any

          representation,  warranty   or   covenant   contained   in   this

          Agreement), or (C) Seller's Board  of Directors has not  approved the transaction.

                   5.    Seller may terminate this  Agreement in the  event

          Buyer notifies Seller that Buyer has been advised by U.S. Bank of

          Washington ("Bank") that Bank will not provide financing for  the transaction.  Buyer agrees to  immediately notify Seller of  such advice from the Bank.

                    6.   This Agreement shall automatically terminate  with

          no further liability on the part of any party if the Closing  has not occurred on or before June 30, 1996.

                    7.   The parties may terminate this Agreement by mutual

          agreement with no further liability on  the part of any party  at any time.

               B.   Effect of Termination.  Subject to the other provisions

          of this  Agreement, in  the event  this Agreement  is  terminated pursuant to  this  Section  9,  this  Agreement  shall  terminate without any liability  or further obligation  of either party  to

          the  other,  except  for   Section  12.B,  which  shall   survive

          termination.  However, a termination  under this Section 9  shall not relieve a party for any failure to perform or comply with any








          agreement   prior   to   the   date   of   termination   or   any

          misrepresentation or breach of warranty or constitute a waiver of

          any claim with respect thereto.   If within six (6) months  after

          the date of such termination, except with respect to  termination pursuant to Sections 9.A.1., 9.A.3., 9.A.4.(A) and  (B), 9.A.5.,

          9.A.6.  (unless  Buyer  has   fully  performed  its   obligations

          hereunder and Seller refuses to close) and 9.A.7., either  Seller

          or  SKIPPER'S  enters   into  any  agreement   relating  to   the

          acquisition of  the Stock  or all  or  substantially all  of  the assets or business  of SKIPPER'S by  a single purchaser,  whether directly or indirectly,  through purchase, merger,  consolidation or  otherwise  (other  than  sales  of  inventory  or  immaterial portions of SKIPPER'S  assets in the  ordinary course), and  such transaction is ultimately consummated, then immediately upon  the closing of such transaction, Seller will pay, or cause  SKIPPER'S to pay, to Buyer the sum of $200,000 which shall be Buyer's  sole remedy.

          3.   TAXES.

               Payment of  Taxes,  Filing of  Returns.   The  Seller shall

          remain liable  for the  filing of  all  tax returns  and  reports relating to and for  the payment of any  and all federal,  state,

          provincial, Canadian and local  taxes, including but not  limited to income taxes, relating to the  operation of SKIPPER'S and  the

          SKIPPER'S Business, for the period up to the Effective Date,  and shall indemnify and hold  the Buyer harmless  as provided for  in

          Section 8.B from  and against all  liabilities, taxes, fines  and








          penalties  in  connection  therewith.    Seller  shall  also   be

          responsible for all taxes (including sales, use or similar taxes)

          attributable  to  or   relating  to  the   consummation  of   the

          transactions contemplated herein,  and shall  indemnify and  hold

          Buyer harmless  from and  against all  liabilities in  connection therewith.

          4.   DEFINITIONS.

               A.   Definitions.  As used in this Agreement, the  following

          terms shall have the following meanings:

                    1.   "SKIPPER'S Business"  means  SKIPPER'S  and  shall

          include all of the business, assets and properties of  SKIPPER'S,

          real and  personal, tangible  and intangible,  wherever  located,

          choate or inchoate,  used in connection  with or  related to  the operation of the business of SKIPPER'S.

                    2.   "Affiliate" of  any Person  means (i)  any  Person

          that, directly or indirectly through one or more  intermediaries,

          controls or is controlled by or is under common control with such

          Person, or (ii)  any executive  officer, director  or partner  of such Person, and the term "control" shall include the possession,

          direct or indirect, of the power to direct or cause the direction of the  management  or  policies of  a  Person,  whether  through ownership of voting securities, by conduct or otherwise.

                    3.  "Ancillary Agreements"  means the  Non-Competition

          Agreement, the Employment Agreement, the Administrative  Services












          Agreement, the  Lease  Indemnification Agreement,  the  Liability

          Assumption Agreement and the Environment Compliance Agreement.

                    4.   "Equity Security"  shall  mean:  (i)  any  capital

          stock or similar  security of the  issuer, or  (ii) any  security

          (whether stock or Indebtedness  for borrowed money)  convertible,

          with  or  without  consideration,  into  any  stock  or   similar

          security, or (iii) and security (whether  stock or  Indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any stock or similar  security, or (iv) any  warrant,

          option or other right  to subscribe to or  purchase any stock  or similar security.

                    5.   "Best  Knowledge"  shall  mean  facts  and   other

          information which  the President  or any  Vice President  of  any party actually know  as a result  of the performance  by them  of their duties as officers of that company and diligent inquiry  by such officers of those Persons in  the employ of that company  or its subsidiaries  having responsibility  for the  subject  matter referred to.

                    6.   "GAAP"   means   generally   accepted   accounting

          principles.

                    7.   "Indebtedness" with  respect to  any Person  shall

          mean  any  obligation  of  such  Person  or  any  subsidiary   of

          subsidiaries  of  such  Person  which  under  generally  accepted accounting principles  is required  to be  shown on  the  balance

          sheet of such  Person or  such subsidiary  as a  liability.   Any

          obligation secured by a Lien on,  or payable out of the  proceeds









          of production from, property of such Person or any subsidiary  of such Person shall be deemed to  be Indebtedness even though  such obligation is not assumed by such Person or subsidiary.

                    8.   "Lien" shall mean  any mortgage, pledge,  security

          interest, encumbrance,  lien or  charge of  any kind,  including,

          without limitation, any conditional sale or other title retention agreement, any lease in the nature  thereof and the filing of  or agreement to  give  any  financing statement  under  the  Uniform

          Commercial Code of  any jurisdiction  and including  any lien  or charge arising by statute or other law.

                    9.   "Permit" means any federal, state, local or  other

          governmental license permit,  order or approval  of any  federal,

          state, local or other regulatory body.

                   10.   "Person" means any individual, corporation, trust,

          estate,  partnership,   joint  venture,   company,   association,

          governmental bureau or other entity of whatsoever kind or nature.

                   11.   "Trade Right" means all federal, state and foreign

          trade names, trademarks, servicemarks, trademarks and servicemark

          registrations    and    applications,    copyrights,    copyright

          registrations and applications, patents, patent registrations and applications, common  law rights  (including proprietary  rights)

          applicable to the SKIPPER'S Business.

          5.   GENERAL PROVISIONS.

               A.   Survival.     All   representations,   warranties   and

          agreements contained  in this  Agreement  or in  any  certificate delivered pursuant to  this Agreement shall  survive the  Closing








          according to the terms  hereof notwithstanding any  investigation conducted other than  to the extent  of actual  knowledge of  any party of  any set  of facts  which would  constitute a  potential breach  of  any  representations,  warranties  or  agreements  by another party.

               B.   Expenses.  Each of the parties shall pay its respective

          costs  and  expenses  incurred  or  to  be  incurred  by  it   in

          negotiating and  preparing this  Agreement,  and in  closing  and carrying out  the transactions  contemplated by  this  Agreement,

          including, without  limitation,  fees  and  expenses  for  legal,

          accounting and other professional and consulting services.

               C.   Modification; Waiver.  No  supplement, modification or

          amendment of this Agreement shall  be binding unless executed  in

          writing by the parties.   No waiver of  any of the provisions  of

          this Agreement shall be deemed, or shall constitute, a waiver  of any other provision, whether or not similar, nor shall any single

          waiver constitute  a  continuing  waiver.   No  waiver  shall  be

          binding unless  executed  in  writing by  the  party  making  the waiver.

               D.   Counterparts.     This   Agreement  may   be   executed

          simultaneously in one or more  counterparts, each of which  shall be deemed an original, but all of which together shall constitute one and the same instrument.












               E.   No Third-Party Beneficiaries.  This Agreement shall not

          confer any  rights or  remedies upon  any Person  other than  the parties and their respective successors and permitted assigns.

               F.   Assignment.  This Agreement may not be assigned by  any

          party, other  than to  an Affiliate,  without the  prior  written consent of  the other  parties hereto,  and any  such  assignment shall be  binding upon  and shall  inure to  the benefit  of  the parties and  their respective  legal representatives,  successors and permitted assigns; provided,  however, that no assignment  of this Agreement  shall relieve  the  parties of  their  respective indemnification obligations hereunder.

               G.   Attorneys' Fees.  If  any legal action  is brought for

          the enforcement  of  this Agreement,  or  because of  an  alleged dispute, breach, default or misrepresentation in connection  with any of  the  provisions  of this  Agreement,  the  successful  or

          prevailing  party  shall  be   entitled  to  recover   reasonable

          attorneys' fees  and  other  costs incurred  in  such  action  or proceeding in addition  to any other  relief to which  it may  be entitled.

               H.   Notices.      All    notices,   consents   and    other

          communications under this Agreement shall be in writing and shall be deemed to have been duly  given when (i) delivered in  Person,

          (ii) sent by  fax, provided  that a  copy is  mailed First  Class

          Mail, or (iii) when received by the addressee, if sent by Express









          Mail, Federal Express or other express delivery service  (receipt requested), in  each case  to the  appropriate addressee  or  fax numbers set forth below (or to  such other address or fax  number as a party may designate as to itself or himself by notice to the other party):

                         (1)  If to Buyer:

                              Seattle Crab Co.
                              1325 Fourth Avenue, Suite 1900
                              Seattle, Wash. 98101
                              Telephone Number: (206) 623-4000
                              Fax Number: (206) 623-8221

          with a copy to:

                              James L. Vandeberg, Esq.
                              Graham & Dunn
                              1420 Fifth Ave. 33rd Floor
                              Seattle, Wash. 98101
                              Telephone Number: (206) 340-9615
                              Fax Number: (206) 340-9599

                         (2)  If to the Seller:

                              Troy D. Cook
                              Vice President Finance
                              NPC International, Inc.
                              720 West 20th Street
                              Pittsburg, Kansas 66762
                              Telephone Number: (316) 231-3390
                              Fax Number: (316) 231-0288

          with a copy to:

                              David G. Short, Esq.
                              NPC International, Inc.
                              9304 Forest Lane, Suite 200
                              Dallas, TX. 75243
                              Telephone Number: (214) 343-7886
                              Fax Number: (214) 343-2680

               A.   Entire  Agreement.    This  Agreement,  including  the

          Schedules and Exhibits  hereto which are  incorporated herein  by this reference, embodies the entire understanding of the  parties








          and supersedes the letter  agreement dated April  3, 1996 by  and between Seller and  Olympic Capital Partners,  L.L.C., and  other than the agreements  and other documents  executed and  delivered upon the execution date of this  Agreement and upon the  Closing,

          there are  no  further  or other  agreements  or  understandings,

          representations, warranties, written or verbal, in effect between the parties relating  to the  subject matter  of this  Agreement,

          unless expressly referenced herein.

               B.   Headings.  The captions and headings in this  Agreement

          are for convenience of reference only and shall not be given  any effect in the interpretation of this Agreement.

               C.   Singular and  Plural; Gender.   When required  by  the

          context of this Agreement singular shall include the plural,  and the masculine shall include the feminine.

               D.   Governing Law.  This Agreement shall be governed by and

          construed and enforced in accordance with the law of the State of

          Washington without giving effect to conflicts of law principles.

               E.   Arbitration.  Any controversy or claim arising out  of,

          or relating to,  this Agreement,  or the  making, performance  or interpretation  hereof,  shall  be  resolved  by  arbitration  in

          Seattle, Washington in accordance with the Rules of the  American

          Arbitration  Association  then  existing,  and  judgment  of  the arbitration award may  be entered in  any court having  competent jurisdiction over the subject matter.  The prevailing party shall









          be entitled to recover reasonable attorneys' fees and other costs incurred in that proceeding, in addition  to any other relief  to which it or he is entitled.

               F.   Severability.   If  one  or  more  provisions  of  this

          Agreement are held to be unenforceable under applicable law, such provision shall be excluded from  this Agreement and the  balance of this Agreement shall  be interpreted as  if such provision  or

          provisions  were  so  excluded   and  shall  be  enforceable   in

          accordance with its terms.

               G.   Confidential Information.   The Buyer  and the  Seller

          expressly acknowledge that during the course of their  respective due diligence investigations prior to  the Closing they have  had and will have access to certain confidential business information

          and trade secrets  of each  other ("Information").   The  parties

          mutually agree that, in the event the Closing of the transactions contemplated by this  Agreement do not  occur, the parties  shall not make  use of  any Information  to solicit  any of  the  other party's or SKIPPER'S' employees or customers.  The obligations of the parties under this Section 12 shall be in effect for a period of three years.

               H.   Specific  Performance.     Seller  acknowledges   that

          SKIPPER'S and the Stock  are unique and that  Buyer will have  no adequate remedy at law if the Seller shall fail to perform any of his obligations hereunder.  In such  event, the Buyer shall  have










          the right,  in addition  to  any other  rights  it may  have,  to specific performance of this Agreement.

               I.   Publicity.   The Seller  and Buyer  shall each  consult

          with the other and mutually agree upon any proposed publicity  or release concerning the transactions  referred to herein  proposed to be issued by any party at or prior to the Closing.

               J.   Rights Cumulative.  Except as provided for in Sections

          8.B.3 and 8.C.3 and 9.B hereof,  no right granted to the  parties under this Agreement for default or  breach is intended to be  in full or complete satisfaction of any damages arising out of  such default or breach, and each and every right under this Agreement,

          or under any other document or instrument delivered hereunder, or allowed by  law  or  equity,  shall  be  cumulative  and  may  be exercised from time to time.

               K.   Time of the Essence.  Time is of the  essence for each

          provision of the Agreement in which time is an element.

               IN WITNESS  WHEREOF, the  parties  have duly  executed  this

          Agreement effective as of the date first above written.






















                                             BUYER:

                                             SEATTLE CRAB CO.,
                                             a Washington corporation


                                             By:__________________________
                                                Warren Van Genderen,
                                                  Chairman of the Board
          ATTEST:


          ______________________________
          Charles S. Wilke, Secretary

                                             SELLER

                                             NPC INTERNATIONAL, INC,.
                                             a Kansas corporation


                                             By:___________________________
                                                     James   K.   Schwartz,
                                        President

          ATTEST:


          By:___________________________
             David G. Short, Secretary




                                             SKIPPERS, INC.
                                             a Washington corporation


                                             By:___________________________
                                                Paul A. Baird, President

          ATTEST:


          By:___________________________
                             , Secretary














          The schedules and exhibits listed below formed part of the acquisition agreement.

               Exhibits

                 A   Seller Assets to be Retained Following Closing
                 B   Non-Operating Properties

               Schedules

                3.A  Jurisdictions Skippers Authorized to do Business
                 D   Subsidiary
                 E   Assets with Liens/Encumbrances
                E-1  Description of Trade Rights and Infringements by
                     Third Parties
                E-2  Owned and Leased Real Property
                E-3  Leased Personal Property - Automobiles - Equipment
                 H   Accounts Receivable Expected Restaurant Write-Off
                 I   Financial Statements 1993, 1994, 1995, and 1996
                 J   Other Liabilities and Obligations
                L-2  Proposed Tax Allocation or Sharing Agreement
                 M   Litigations
                 Q   Trademark Infringement by Skippers
                 R   List of Exempt Employees and Noncancellable Employee
                     Contracts
                R-1  Ongoing Employment/Consulting Agreement
                 S   Employee Benefit Plans
                 T   Supplies
                 V   Power of Attorney
                 W   Change in Control
                 Z   Letters of Credit
                AA   Labor Relations
                DD   Franchise Matters





















